SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                   FORM 8-K/A
                                (Amendment No. 1)
                              ---------------------


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-52356



                        Date of Report: November 7, 2007


                        SEAWAY VALLEY CAPITAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                                             20-5996486
--------------------------------------------------------------------------------
(State of other jurisdiction of                                   (IRS Employer
incorporation or organization                                Identification No.)

10-18 Park Street, 2d Floor, Gouverneur, NY                               13642
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


                                 (315) 287-1122
--------------------------------------------------------------------------------
               (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This amendment is being filed in order to include the financial statements of Patrick Hackett Hardware Company.

ITEM 2.01         COMPLETION OF ACQUISITION OF ASSETS
ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION
ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

On November 7, 2007, WiseBuys Stores, Inc. ("WiseBuys"), a wholly-owned subsidiary of Seaway Valley Capital Corporation ("Seaway Valley"), purchased all of the outstanding capital stock of Patrick Hackett Hardware Company, a New York corporation ("Hacketts"). Hacketts, one of the nation's oldest retailers, with roots dating back to 1830, is a full line department store specializing in name brand merchandise and full service hardware. At the time of the acquisition, Hacketts had locations in five towns in upstate New York: Ogdensburg, Potsdam, Watertown, Massena and Canton. Each store features brand name clothing for men, women, and children, and a large selection of athletic, casual, and work footwear. Hacketts also carries domestics, home decor, gifts, seasonal merchandise and sporting goods. Hacketts full service hardware department features traditional hardware, tool, plumbing, paint and electrical departments.

In connection with the acquisition, WiseBuys will contribute all of its retail assets to Hacketts. Management intends to convert its five WiseBuys stores into the Hacketts model, close one Hacketts store, and operate all nine remaining stores under the Hacketts brand. After the store conversions and the closure, the Company will operate nine Hacketts locations - Canton, Gouverneur, Hamilton, Massena, Ogdensburg, Potsdam, Pulaski, Tupper Lake, and Watertown - all in New York.

The shares of Hacketts were purchased from Juliann Hackett Cliff, Patrick Hackett, Jr., and Norman V. Garrelts (the "Sellers"). Neither Seaway Valley nor WiseBuys had any prior relationship with any of the Sellers.

In exchange for the capital stock of Hacketts, WiseBuys paid a total of six million dollars ($6,000,000), as follows:

o    $1,500,000 at closing;

o Promissory notes in the aggregate amount of $500,000 due 270 days after closing;

o Promissory notes in the aggregate amount of $1,000,000 due 365 days after closing

o Promissory notes in the aggregate amount of $500,000 due 450 days after closing; and

o Promissory notes in the aggregate amount of $2,500,000 that accrue interest over the first three years, then require payment in equal annual instalments of accrued interest and principal over the following five years.

Each of the promissory notes has an interest rate of 8.0% and is personally guaranteed by Thomas Scozzafava, the Chief Executive Officer of Seaway Valley Capital Corporation. In addition, the notes due in 270, 365 and 450 days are secured by a pledge of the capital stock of Hacketts.

Also as part of the transaction, WiseBuys repaid certain Hacketts indebtedness of $493,609 held by Gordon Reid, the Chief Executive Officer of Giant Tiger. The Gordon Reid debt had mandatory "change of control" provisions that necessitated its repayment at the closing of the acquisition. WiseBuys also agreed to execute a guaranty in favour of Community Bank of approximately $1.9 million in debt owed by Hacketts to Community Bank.

In connection with the acquisition, Hacketts entered into executive employment agreements with each of the Sellers. Ms. Cliff's and Mr. Hacketts agreements have five year terms. Mr. Garrelts' agreement has a two year term. Each agreement provides for three years of non-competition after its termination.

As part of the transaction, WiseBuys agreed to reserve a five percent equity interest for the benefit of Hacketts management as part of a management incentive program. The details of the program have not yet been finalized, but it is anticipated that the stock reserved for Hacketts management shall be obtained by management via incentive stock options.

Approximately $1.5 million of the acquisition funding resulted from the sale of publicly traded securities held by WiseBuys' wholly owned subsidiary, the Seaway Valley Fund, LLC. The remaining funds were contributed by Seaway Valley Capital Corporation from the proceeds of its sale to Paul L. and Anaflor Graham of a Convertible Debenture in the principal amount of $500,000. The Convertible Debenture bears interest at 8% per annum, which is payable in the form of common stock issued by Seaway Valley. The interest and principal are due and payable on September 12, 2012. The holder may convert the principal and accrued interest into common stock of Seaway Valley at a conversion rate equal to the lesser of
(a) $0.024 per share or (b) 90% of the closing market price on the date immediately prior to the date of conversion. The Convertible Debenture may not, however, be converted into an amount of stock which would cause the holder's aggregate holdings to exceed 4.9% of Seaway Valley's outstanding shares.



ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements - following signature.

Audited financial statements of Patrick Hackett Hardware Company, Inc. for the nine months ended September 30, 2007 and the year ended December 31, 2006.

Seaway Valley Capital Corporation - Pro Forma Consolidated Financial Statements showing the pro forma effect of (a) the reverse merger of Seaway Valley Capital Corporation and WiseBuys Stores, Inc. and (b) the acquisition of Patrick Hackett Hardware Company, Inc.

Exhibits

10-a Stock Purchase  Agreement  dated May 24, 2007 among Juliann  Hackett Cliff,
     Patrick Hackett, Jr., Norman V. Garrelts and WiseBuys Stores, Inc. - filed as an exhibit to the Current Report on Form 8-K filed on October 23, 2007 and incorporated by reference herein.

10-b Amendment to Stock  Purchase  Agreement,  dated  September 18, 2007,  among
     Juliann Hackett Cliff, Patrick Hackett, Jr., Norman V. Garrelts and WiseBuys Stores, Inc. - filed as an exhibit to the Current Report on Form 8-K filed on October 23, 2007 and incorporated by reference herein.

10-c Convertible  Debenture  Agreement dated September 18, 2007 issued by Seaway
     Valley Capital Corporation and Paul L. and Anaflor Graham. - filed with the initial 8-K filing.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated:  January 18, 2008             SEAWAY VALLEY CAPITAL CORPORATION

                                     By: /s/ Thomas Scozzafava
                                     -------------------------------
                                             Thomas Scozzafava
                                             Chief Executive Officer

--------------------------------------------------------------------------------
                        Financial Statements of
--------------------------------------------------------------------------------

                 PATRICK HACKETT HARDWARE COMPANY, INC.

 For the Nine Months Ended September 30, 2007 and Year Ended December
                               31, 2006
--------------------------------------------------------------------------------

             Report of Independent Registered Public Accounting Firm

                                                             January 4, 2008

To the Board of Directors and Stockholders of Patrick Hackett Hardware Company, Inc.

     We have audited the accompanying balance sheets of Patrick Hackett Hardware Company, Inc. as of September 30, 2007 and December 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the nine months ended September 30, 2007, and the year ended December 31, 2006. Patrick Hackett Hardware Company, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Patrick Hackett Hardware Company, Inc. as of September 30, 2007, and December 31, 2006, and the results of its operations and its cash flows for the nine months ended September 30, 2007, and the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.



                                                    Dannible & McKee, LLP
                                                    Syracuse, New York

PATRICK HACKETT HARDWARE COMPANY, INC.
Balance Sheets
                                               September       December
                                                  30              31
                                                 2007        2006
                                               -------------------------
ASSETS

Current Assets:
  Cash .....................................   $   26,400   $   61,621
  Accounts receivable - trade ..............      216,113      243,950
  Other receivables ........................       28,597       14,286
  Merchandise inventory ....................    5,679,720    5,026,167
  Refundable income taxes ..................      205,213      123,144
  Deferred income taxes ....................      191,934       74,434
                                               ----------   ----------

Total current assets .......................    6,347,977    5,543,602

Property, plant and equipment - net ........    3,242,996    3,350,547

Other assets ...............................      379,569      390,958
                                               ----------   ----------

Total assets ...............................   $9,970,542   $9,285,107
                                               ==========   ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Mortgage, notes payable and capital lease
     obligations - current portion .........   $1,854,424  $   833,272
  Line of credit ...........................      925,000      825,000
  Floor plan financing .....................      304,226      495,557
  Cash overdraft ...........................      310,203         --
  Accounts payable .........................    2,336,184    1,418,211
  Accrued expenses .........................      264,477      118,568
  Outstanding gift certificates and cards ..       79,179      114,722
  Obligation under interest rate swap ......       13,671         --
  Notes payable - stockholders .............      260,000      225,000
                                               ----------   ----------

Total current liabilities ..................    6,347,364    4,030,330

Long-term liabilities:
  Mortgages, notes payable and capital lease
     obligations - net of current portion ..    1,939,333    2,999,726
  Obligation under interest rate swap ......         --         29,530
  Deferred income taxes ....................       48,000      168,800
                                               ----------   ----------
Total long-term liabilities ................    1,987,333    3,198,056
                                               ----------   ----------
Total liabilities ..........................    8,334,697    7,228,386

Stockholders' equity:
  Common stock - $100 par value, 750 shares
   Authorized, 96 shares issued and
   Outstanding .............................        9,600        9,600
  Additional paid-in capital ...............       94,900       94,900
  Retained earnings ........................    1,531,345    1,952,221
                                               ----------   ----------
Total stockholders' equity .................    1,635,845    2,056,721
                                               ----------   ----------
Total liabilities and stockholders' equity .   $9,970,542   $9,285,107
                                               ==========   ==========

See Notes to the Financial Statements.

PATRICK HACKETT HARDWARE COMPANY, INC.
Statements of Operations
For the Nine Months Ended September 30, 2007 and Year Ended December 31, 2006


                                                  2007            2006
-------------------------------------------------------------------------------

Sales ....................................   $  9,844,186    $ 13,108,325

Cost of goods sold .......................      6,244,427       8,275,817
                                                             ------------

Gross Profit .............................      3,599,759       4,832,508
                                                             ------------

Operating expenses:
  Payroll and other employee expense .....      2,246,663       2,535,037
  General and administrative .............        946,212       1,204,493
  Occupancy ..............................        523,638         519,459
  Depreciation and amortization ..........        216,426         228,165
  Interest ...............................        278,873         302,895
  Rent ...................................        191,075         167,692
                                                             ------------
Total operating expenses .................      4,402,887       4,957,741
                                                             ------------

Net operating loss .......................       (803,128)       (125,233)

Other income and expenses ................        143,952         108,683
                                                             ------------

Net loss before income taxes .............       (659,176)        (16,550)
                                                             ------------

Provision for (benefit from) income taxes:
  Current ................................           --            23,965
  Deferred ...............................       (238,300)        (49,065)
                                                             ------------

Total income taxes .......................       (238,300)        (25,100)
                                                             ------------

Net income (loss) ........................   $   (420,876)   $      8,550
                                                             ============



Income (loss) per share: .................   $     (4,384)   $         89

Weighted average shares outstanding: .....             96              96






See Notes to the Financial Statements.

PATRICK HACKETT HARDWARE COMPANY, INC.
Statements of Cash Flows
For the Nine Months Ended September 30, 2007 and Year Ended December 31, 2006

                                                              2007         2006
--------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income (loss) ................................   $  (420,876)   $     8,550
  Adjustments to reconcile net loss to net
   cash provided (used) by operating activities:
    Depreciation and amortization ..................       216,426        228,165
    Deferred income taxes ..........................      (238,300)       (49,065)
    Non-cash dividend from TruServ .................       (71,644)       (62,361)
    Provision for (recoveries of) bad debts ........           (13)         4,146
    Loss on sale of fixed assets ...................        16,530           --
    Accrued income .................................       (18,000)          --
    Change in value of interest rate swap ..........       (15,859)       (11,600)
Changes in operating assets and liabilities:
(Increase) decrease:
 Accounts receivable - trade .......................        27,850        (23,877)
 Other receivables .................................       (14,311)         3,765
 Merchandise inventory .............................      (653,553)    (1,833,834)
 Refundable income taxes ...........................       (82,069)       (72,401)
Increase (decrease):
 Accounts payable ..................................       917,973        773,682
 Accrued income taxes ..............................          --           (8,257)
 Accrued expenses ..................................       145,909        (67,664)
 Outstanding gift certificates and cards ...........       (35,543)       (18,314)
 Floor plan financing ..............................      (191,331)       405,842
                                                       -----------    -----------
Net cash used for operating activities .............      (416,811)      (723,223)
                                                       -----------    -----------

Cash flows from investing activities:
  Purchases of property, plant and equipment .......      (124,337)    (1,404,274)
  Purchase of intangible asset .....................          --          (22,500)
  Purchase of Tru-Serv stock .......................          --           (6,000)
  Refund (payment)of deposit or proposed acquisition       100,000       (100,000)
                                                       -----------    -----------

Net cash used for investing activities .............       (24,337)    (1,532,774)
                                                       -----------    -----------

Cash flows from financing activities:
  Cash overdraft ...................................       310,203           --
  Net borrowings from related parties ..............        35,000         25,000
  Borrowings from line of credit ...................       100,000      1,763,889
  Payments on line of credit .......................          --       (1,263,889)
  Proceeds from notes payable ......................       447,311      2,217,743
  Payments on mortgage and notes payable ...........      (486,587)      (535,158)
                                                       -----------    -----------

Net cash provided by financing activities ..........       405,927      2,207,585
                                                       -----------    -----------
Decrease in cash ...................................       (35,221)       (48,412)

Cash at beginning of period ........................        61,621        110,033
                                                       -----------    -----------

Cash at end of period ..............................   $    26,400    $    61,621
                                                       ===========    ===========





See Notes to the Financial Statements.

PATRICK HACKETT HARDWARE COMPANY, INC.
Statements of Cash Flows (cont).
For the Nine Months Ended September 30, 2007 and Year Ended December 31, 2006



Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest .....................................   $175,147   $287,449
    Income taxes .................................       --       86,145

Supplemental disclosures of non-cash investing and
 financing transactions:
   Debt incurred to purchase equipment ...........   $   --     $ 41,359


































See Notes to the Financial Statements.

PATRICK HACKETT HARDWARE COMPANY, INC.
Statements of Changes in Stockholders' Equity
For the Nine Months Ended September 30, 2007 and Year Ended December 31, 2006

                                      Additional
                                     Common Stock              Paid-in     Retained
                                    Shares       Amount        Capital      Earnings        Total
----------------------------------------------------------------------------------------------------

Balance at January 1, 2006 ..            92   $     9,200   $    65,800   $ 1,883,343    $ 2,048,171

  Stock dividend ............             4           400        29,100       (29,500)          --

  Net income ................          --            --            --           8,550          8,550
                                   -----------------------------------------------------------------

Balance at December 31, 2006             96         9,600        94,900     1,952,221      2,056,721


  Net loss ..................          --            --            --        (420,876)      (420,876)
                                   ------------------------------------------------------------------

Balance at September 30, 2007            96   $     9,600   $    94,900   $ 1,531,345    $ 1,635,845
                                   =================================================================





































See Notes to the Financial Statements.

PATRICK HACKETT HARDWARE COMPANY, INC.
Notes to the Financial Statements

--------------------------------------------------------------------------------
For the Nine Months Ended September 30, 2007 and Year Ended December 31, 2006
--------------------------------------------------------------------------------

Note 1 - Summary of significant accounting policies:

     (a)  Nature of business:

          Patrick Hackett Hardware Company, Inc. (the Company) was incorporated on May 15, 1901 and is engaged in the business of operating five retail stores in Northern New York State. Products sold in the stores include core hardware, sporting goods, gifts and appliances, and apparel and footwear. Some of the stores also rent out construction equipment.


     (b)  Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Cash and cash equivalents:

          For purposes of the Statements of Cash Flows the Company considers all highly liquid investments with a maturity date of ninety days or less when purchased to be cash equivalents.

     (d)  Sales tax:

          The Company collects New York State sales tax and remits payments as required. Sales tax is reported net of sales in the Statements of Operations.

     (e)  Accounts receivable:

          The Company advances credit in the normal course of operations to individuals and corporations, in the immediate area. No security or collateral is required. Account statements are sent out monthly. Finance charges are accrued on accounts over 30 days old at a rate of 1.5% per month. After nine to ten months of nonpayment, delinquent accounts are turned over for collection. Finance charges are no longer accrued at that time. Revolving accounts require 10% of the principal balance to be paid each month. A finance charge of 1.5% on the balance is charged each month plus an additional charge of $3 if the required 10% of principal balance is not paid.

          For the nine months ended September 30, 2007 and the year ended December 30, 2006, all uncollectible accounts were written off no allowance for uncollectible accounts was considered necessary by management.

Notes to the Financial Statements, page 2

-------------------------------------------------------------------------------
Note 1 - Summary of significant accounting policies (continued):

     (f)  Inventories:

          Inventories are stated at the lower of average cost or market.

     (g)  Property, plant and equipment:

          Property, plant and equipment are recorded at cost. All expenditures for betterments and additions are charged to the property, plant and equipment accounts. Expenditures in the nature of normal repairs and maintenance are charged to expense as incurred.

          Depreciation is calculated using the declining balance and straight line methods for financial statement presentation. For tax purposes the accelerated cost recovery system (ACRS) and the modified accelerated cost recovery system (MACRS) methods are used to calculate depreciation. Depreciation is recorded over the estimated useful lives of the assets and for leasehold improvements over the shorter of the useful life or the term of the lease. Useful lives for equipment and leasehold improvements range from five to fifteen years and forty years for buildings and related improvements.

     (h)  Income taxes:

          Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Deferred income taxes are recorded using currently enacted income tax rates applicable to the period in which the deferred tax asset or liability is expected to reverse.

          The Company recognizes a deferred tax liability for taxable temporary differences and a deferred tax asset for deductible temporary differences and for tax credit carry forwards and operating loss carry forwards. A valuation allowance would be established to reduce net tax assets if it is more likely than not that all, or some portion, of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

     (i)  Floor plan financing:

          Floor plan financing is provided by Kawasaki Motors Corp., U.S.A. and their related finance companies. The financing is secured with purchase money security interests in the new unit inventories of motorcycles and other Kawasaki products sold by the Company. As inventory is sold, a portion of the proceeds is used to pay down the outstanding floorplan obligation. Interest is charged on the floorplan at a rate of _______.

Notes to the Financial Statements, page 3

-------------------------------------------------------------------------------
Note 1 - Summary of significant accounting policies (continued):

     (j)  Advertising:

          The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was $233,795 for the nine months ended September 30, 2007, and $289,414 for the year ended December 31, 2006.

     (k)  Fair value of financial instruments:

          The Company maintains various financial instruments in the ordinary course of business, which consist mainly of accounts receivable, accounts payable, long-term debt, line-of-credit and obligations under the interest rate swap.

          The interest rates applicable to the Company's long-term debt and line-of-credit approximate market rates and therefore, the carrying value of these instruments approximates their fair value. The market value of the obligation under the interest rate swap was determined by a financial institution using current market rates of interest.

          All other financial instruments are short-term in nature and their fair values are based on the amounts that they have been or will be settled for subsequent to the balance sheet date and approximate their carrying value.

     (l)  Store closing expenses:

          At the time a decision is made to close a store, a provision is made for estimated losses consisting of the present value of any net lease liability, the net book value of any leasehold improvements and any other obligation specified by the lease agreement and any other committed costs of closing.

     (m)  Net income (loss) per share:

          Net income (loss) per share is computed using the weighted average number of shares outstanding in each period.


Note 2 - Cash in bank:

          Cash on deposit amounted to $237,013 as of September 30, 2007, and $265,489 at December 31, 2006. Due to the fact that the Federal Deposit Insurance Corporation only insures bank accounts to $100,000, the excess of $137,013 and $165,489, respectively, is subject to possible uninsured loss or "credit risk".


Note 3 - Other receivables:

         Other receivables as of the nine months ended September 30, 2007 and year ended December 31, 2006 consist of the following:

                                                                2007       2006
--------------------------------------------------------------------------------

 Due from Giant Tiger                                      $ 13,919    $  8,236
 Employee receivables                                            -        6,050
 Other                                                       14,678          -
--------------------------------------------------------------------------------

Total                                                     $ 28,597    $ 14,286
================================================================================

Notes to the Financial Statements, page 4

-------------------------------------------------------------------------------
Note 4 - Income taxes:

     Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the deferred tax liability and deferred tax asset as of September 30, 2007 and December 31, 2006, are as follows:
                                                         2007        2006
-------------------------------------------------------------------------------
     Deferred tax asset:
     Net operating loss carryforward                  $ 123,582     $   -
     Inventory valuation                                 55,500       55,500
     Other                                               12,852       18,934
     ------------------------------------------------------------------------

     Current deferred tax assets, net                  $ 191,934     $ 74,434
     ========================================================================

     Deferred tax liabilities:
     Net operating loss carryforward                  $(121,800)     $  -
     Interest rate swap                                  (5,100)      (10,900)
     Depreciation                                       174,900       179,700
     -------------------------------------------------------------------------

     Long-term deferred tax liabilities, net            $ 48,000       $168,800
     ==========================================================================

     Statement of Financial Accounting Standards 109, Accounting for Income Taxes, requires a valuation allowance against tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company believes that no uncertainty exists with respect to the above asset. Therefore, the Company has not made any such allowance. The Company believes NOL carryforwards will be recognized during the remainder of 2007 and prior to the expiration date of the carryforwards, which is 2023.

     Income tax expense includes the following components as of the nine months ended September 30, 2007 and year ended December 31, 2006:
     -----------------------------------------------------------------------
                                                           2007         2006

     Current income taxes (benefits):
     Federal                                           $    -      $ 17,254
     New York State                                         -         6,711
     -----------------------------------------------------------------------

     Total current income taxes                         $    -      $ 23,965
     =======================================================================

     Deferred income taxes (benefits)                   $(238,300)  $(49,065)
     -----------------------------------------------------------------------

     Total income taxes                                 $(238,300)  $(25,100)
     =======================================================================

Notes to the Financial Statements, page 5

     The current portion of Federal and New York State taxes payable was eliminated by the net operating loss generated for the nine months ended September 30, 2007.

     The provision for income taxes differs from taxes that would result from applying Federal statutory rates because of the following:

                                                        Nine Months Ended                     Year Ended
                                                       September 30, 2007                  December 31, 2006
                                                 -------------------------------    -------------------------------
                                                    Amount            Percent          Amount            Percent
                                                  -----------------------------------------------------------------
         Taxes at Federal statutory rates        $    (224,120)       (34.0)%         $  (5,627)          (34.0)%
         State taxes net of Federal benefit            (32,959)        (5.0)               (828)           (5.0)
         Effect of graduated tax rate                       -           -               (29,174)         (176.3)
         Other                                          18,779          2.8              10,529            63.6
                                                 ------------------------------------------------------------------

                                                 $    (238,300)       (36.2)%       $   (25,100)          (151.7)%
                                                 ==================================================================

         In 2007, the Company adopted the provision of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes". The adoption of this interpretation had no effect on the financial statements.


Note 5 - Property, plant and equipment:

     Property, plant and equipment at September 30, 2007 and December 31, 2006 consists of the following:

                                               2007          2006
                                         ---------------------------

   Land ..............................   $   198,364    $   198,364
   Land improvements .................       278,949        278,949
   Buildings and building improvements     2,710,151      2,697,337
Leasehold improvements ...............       665,358        603,161
Furniture and fixtures ...............     2,319,738      2,325,952
   Automotive equipment ..............        65,353         65,353
   Equipment under lease obligations .       193,317        170,008
                                                        -----------
                                           6,431,230      6,339,124
Accumulated depreciation .............    (3,188,234)    (2,988,577)
                                                        -----------

Property, plant and equipment - net ..   $ 3,242,996    $ 3,350,547
                                                        ===========

Notes to the Financial Statements, page 6

Note 6 - Other assets:

         Other assets at September 30, 2007 and December 31, 2006 consist of the following:

                                                             2007           2006
         -----------------------------------------------------------------------

Investments in TruServ Corp. (at cost,
    which approximates fair value) ...........   $335,736   $264,092
   Deposit ...................................       --      100,000
   Mortgage closing costs (net of amortization
 of $32,204 and $31,170, at September 30, 2007
    and
    December 31, 2006, respectively) .........      1,033      2,066
Goodwill .....................................     22,500     22,500
   Security deposit ..........................      2,300      2,300
Accrued income ...............................     18,000       --
                                                            --------

   Total other assets ........................   $379,569   $390,958
                                                            ========

     Mortgage closing costs are being amortized over the term of the mortgage. Amortization was at $1,033 for the 9 months ended September 30, 2007 and $2,945 for year ended December 31, 2006.


Note 7 - Related party transactions:

     At September 30, 2007 and December 31, 2006, the balances of accumulated advances under demand notes made to the Company by its stockholders equaled $260,000 and $225,000, respectively. The Company is required to make monthly interest payments at a current rate of 8% per annum. The rate may change at any time to reflect current market conditions. The Company paid its stockholders interest of $7,500 for the nine months ended September 30, 2007 and $17,056 for the year ended December 31, 2006.

     During 2003 the Company issued a note for $50,000 cash received from a related individual. The Company was required to make monthly interest payments at a current rate of 8% per annum. The Company paid $1,822 in interest to the related individual for the year ended December 31, 2006. Also in 2006 the Company repaid the $50,000 principal to the related individual.

     On November 30, 2006 an individual related to one of the stockholders loaned an additional $150,000 to an amount of $150,000, previously loaned. The interest rate on both loans is 8%.


Note 8 - Accrued expenses:

         Accrued expenses at September 30, 2007 and December 31, 2006 consist of the following:

                                         2007         2006
                                       -------------------
   Sales tax .......................   $ 87,379   $ 37,042
   Wages, salaries and related items    108,880     54,654
   Vacation time ...................     11,303     12,969
   Accrued rent ....................     32,062       --
Interest and other .................     24,853     13,903
                                                  --------

   Total accrued expenses ..........   $264,477   $118,568
                                                  ========

Notes to the Financial Statements, Page 7

Note 9 - Compensated absences:

     Employees of the Company are entitled to paid vacation and paid personal hours, depending on job classification, length of service and other factors. At September 30, 2007 and December 31, 2006, the accrued expense for compensated absences was $11,303 and $12,969, respectively.

Note 10 - Line of credit:

     The Company has a working capital line of credit with a maximum loan amount of $950,000 at Community Bank, N.A. The line of credit is secured by the Company's accounts receivable and inventory. The agreement for interest is at the Bank's Prime Rate minus one-quarter percent and is renewable annually. The balance outstanding at September 30, 2007 and December 31, 2006 is $925,000 and $825,000, respectively. The required annual payoff of the "credit line" is July 31, 2007.


Note 11 - Mortgages, notes payable and capital lease obligations:

     Mortgages and notes payable at September 30, 2007 and December 31, 2006 consist of the following:

                                                          2007       2006
                                                        -------------------

   Term loan owed to Community Bank, N.A.; secured
   by "all business chattel and assets"; maturing
   in 2009 with interest at a variable rate of
   interest equal to the highest Wall Street rate;
   payable in a series of consecutive
   monthly payments of $6,944.44 principal and
   accrued interest, (increasing each year)
   until September 2009, when remaining
   unpaid balance shall become due ..................  $138,889   $201,389

   Term loan owed to Community Bank, N.A.; secured
   by "all business chattel assets"; maturing in
   2011 with interest at a variable rate of interest
   equal to the highest Wall Street rate; payable in
   a series of consecutive monthly payments of
   $16,667.67 principal and accrued 2011, interest
   (increasing each year) until September 2011 when
   the remaining unpaid balance shall become due ....   833,330    966,666

   Mortgage owed to Gordon Reid; secured by real
   property and personal guarantees of the
   stockholders, with interest at a rate of
   4.8%; payable in equal monthly installments of
   principal and interest to begin and continue
   through November 2010 .............................  504,109    600,797

   Note payable owed to Hulett & Son Jewelers;
   payable in monthly installments of $3,753
   including interest at 7.75% through May of 2013 ...  206,022    227,138

Notes to the Financial Statements, Page 8

   Note payable owed to Wells Fargo, secured by
   equipment, repaid in 2007. .....................      --      14,127

   Mortgage owed to Key Bank secured by building
and contents maturing in 2008 with interest
at a variable rate of interest equal to the
one month London Interbank Offered Rate plus
   180 basis points; payable in a series of
   consecutive monthly payments of principal and
accrued interest, (principal increasing each
   year) until August 1, 2008, when the entire
   principal balance remaining unpaid shall
   become due. ....................................   759,164   823,360

   Mortgage owed to Community Bank, N.A.; secured
   by building in Canton, NY at a variable rate
   of interest equal to the five-year Treasury Bill
   Index plus 2.75 basis points;
   payable in monthly installments of $1,305
   including interest through November 2016. ......   109,080   115,086

   Mortgage payable to a bank
   secured by all business assets of the Company
   repaid in 2007. ................................      --      43,543

   Mortgage owed to Community Bank, N.A.; secured
   by property at 1301 State St., Ogdensburg,
   NY, payable in monthly installments of $3,413
   including interest at 6.99% through
   February 2021. .................................   356,558   367,974

   Note payable owed to Community Bank, N.A.,
   secured by equipment, payable in monthly
   installments of $553 including interest at
   5.09% through July 2008. .......................     5,409    10,085

   Related party note, unsecured, interest
paid monthly at 8% - no terms for repayment
of principal at this time. ........................   300,000   300,000

   Note payable to individual, unsecured,
   interest paid monthly at 8% - the full
   amount is callable at any time after
   December 31, 2008. .............................   400,000      --

   Capital lease obligation secured
   by property at 1223 Pickering St., Ogdensburg,
   NY, payable in monthly installments of $1,664
   including interest at 8% through July 2010. ....    50,463    62,020

   Capital lease obligation secured
   by property at 1301 State St., Ogdensburg, NY,
   payable in monthly installments of $1,789
   including interest at 8% through December 2011.     75,876    88,254

Notes to the Financial Statements, Page 9

   Capital lease obligation secured by equipment,
   payable in monthly installments of $437
   including interest at 8% through August 2009.          8,850         12,559

   Capital lease obligation secured by equipment,
   payable in monthly installments of $578
   including interest at 8.25% through June 2011.        22,698           --

   Capital lease obligation secured by Activant
   Server, payable in monthly installments of
   $482 including interest at 8.25% through
   March 2012. ..................................        23,309           --
                                                    -----------    -----------
                                                      3,793,757      3,832,998
Current portion .................................    (1,854,424)      (833,272)
                                                    -----------    -----------

Mortgage and notes payable - net ................   $ 1,939,333    $ 2,999,726
                                                    ===========    ===========

         Future maturities of long-term debt and capital lease obligations are as follows:

          Through                                                                     Capital
       September 30,                                             Debt                 Leases                 Total
       -------------                                        ---------------       ---------------       ---------------
         2009                                               $       623,844       $        60,607       $       684,451
         2010                                                       430,597                52,509               483,106
         2011                                                       297,772                34,090               331,862
         2012                                                       107,813                 6,975               114,788
         Thereafter                                                 345,692                    -                345,692
         --------------------------------------------------------------------------------------------------------------
                                                                  1,805,718               154,181             1,959,899
         Imputed interest included above                                 -                (20,566)              (20,566)
         --------------------------------------------------------------------------------------------------------------
         Total                                              $     1,805,718       $       133,615       $     1,939,333
         ==============================================================================================================

     Assets held under capital leases were $217,319 and $170,008 with accumulated amortization of $36,871 and $8,848 at September 30, 2007 and December 31, 2006, respectively. Amortization expense was $28,023 and $8,848 for the nine months ended September 30, 2007 and year-ended December 31, 2006 and is included in depreciation expense.

     The Company is required to maintain certain financial ratios and deliver financial statements to lenders pursuant to the above debt agreement and capital lease obligations. The Company was not in compliance with these requirements as of September 30, 2007, but has obtained documentation from the lenders waiving such events of non-compliance.

Notes to the Financial Statements, Page 10

--------------------------------------------------------------------------------
Note 12 - Other income and expenses:

         Other income for the years ended the nine months ended September 30, 2007 and year ended December 31, 2006 consists of the following:

                                  2007          2006
                               ---------------------

   Finance charges .........   $   6,313    $   7,982
Dividends and interest .....     124,114       89,086
   Loss on sale of equipment     (16,530)        --
Other ......................      30,055       11,615
                               ---------    ---------

   Total ...................   $ 143,952    $ 108,683
                               =========    =========


Note 13 - 401(k) retirement plan:

     The Company has a 401(k) plan that covers all eligible employees who are at least twenty-one years old and complete one year of service. Under the terms of the plan, each participant is able to defer the receipt of and reduce their compensation, up to 15% of compensation before the reduction. The Company matches 100% of the first 4% of compensation that each participant contributes to the plan. For the nine months ended September 30, 2007 and year ended December 31, 2006, the Company made contributions of $20,521 and $29,739, respectively, to the plan.


Note 14 - Commitments and Contingencies:

      Lease Commitments:

     The Company has operating leases on its stores in Massena, Potsdam, and Watertown. The terms of the leases vary from 5 to 7 years, and have two additional renewal options of 5 years each. All 3 of the leases require that along with the minimum rental payments, additional rent shall be paid based on sales over a certain predetermined amount.

     Total rent expense for the nine months ended September 30, 2007 and year ended December 31, 2006, were $191,075 and $167,629, respectively. Additional rent included in the expense amounts was $46,527 and $-0- for the nine months ended September 30, 2007, and year ended December 31, 2006, respectively.

         Future minimum lease payments on the above leases are as follows:

        Year Ended
       September 30,
         2008                                               $       282,298
         2009                                                       282,298
         2010                                                       264,198
         2011                                                        86,698
         2012                                                        86,698
         Thereafter                                                 364,777
                                                            ---------------
                                                                $ 1,366,967

     The Company subleases a portion of one of its stores and recorded lease income of $45,000 and $60,000 for the nine months ended September 30, 2007, and the year ended December 31, 2006, respectively. The term sublease continues at an annual rental of $60,000 through August 31, 2010.

Notes to the Financial Statements, Page 11

Note 15 - Stockholders' Equity & Capital Transactions:

     On January 15, 2006, the Company distributed a total of four (4) shares of common stock, valued at $29,500 as a stock dividend. On the same day the two (2) shareholders of record sold and transferred 16 shares each of their common stock to the President of the Company. After this second transaction, the three (3) shareholders each have 32 shares of stock and equal ownership of the Company.


Note 16 - Interest rate swap:

     The Company's variable rate mortgage (initially for $1,400,000 and secured by its Ogdensburg store) bears interest at a rate of the London Interbank Offered Rate(LIBOR) plus 1.80%. Under the swap contract, the Company pays interest at 8.20% and receives interest at the London Interbank Offered Rate (LIBOR) plus 1.80%. The notional amount under the swap decreases as principal payments are made on the note so that the notional amount equals the principal outstanding under the note.

     The swap was issued at market terms so that it had no fair value at its inception. The carrying amount of the swap has been adjusted to its fair value at the end of the Company's reporting periods. The benefit or obligation is classified as current for the current period ending September 30, 2007 because the swap will be settled on August 1, 2008 and noncurrent for the year ending December 31, 2006. The Company has not elected hedge accounting for the swap and, therefore, the change in its fair value is included in pretax income.


Note 17 - Subsequent events:

     On November 7, 2007, WiseBuys Stores, Inc., a wholly owned subsidiary of Seaway Valley Corporation, purchased all of the outstanding stock of the Company for a total purchase price of $6,000,000. The purchase price was paid with $1,500,000 at closing and the issuance of a series of promissory notes for the remaining purchase price. These notes carry an interest rate of 8% and mature in varying amounts and at various times from August 2008 through November 2015. As part of the transaction, certain outstanding debt of the Company in the amount of approximately $500,000 was repaid by WiseBuys.

                        SEAWAY VALLEY CAPITAL CORPORATION
                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
            AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007,
                 AND FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

     The pro-forma financial statements presented are based on the historical financial statements of Seaway Valley Capital Corporation after giving effect to the reverse merger of Seaway Valley Capital Corporation and WiseBuys Stores, Inc. as of September 30, 2007, and for the nine months ended September 30, 2007, and for the fiscal year ended December 31, 2006, and reflect the pro-forma effects of the acquisition of Patrick Hackett Hardware Company, Inc. (the "Acquisition") as described in the accompanying notes.

     The pro-forma adjustments are based on available information and certain assumptions described in the notes to the pro-forma consolidated financial statements that Seaway Valley Capital Corporation's management believes are reasonable in the circumstances. The pro-forma consolidated statements of operations assume that the Acquisition occurred on January 1, 2006. The pro-forma consolidated balance sheet as of September 30, 2007, assumes the Acquisition occurred on September 30, 2007.

     The pro-forma financial statements and accompanying notes should be read in conjunction with the historical financial statements of Seaway Valley Capital Corporation, WiseBuys Stores, Inc. and Patrick Hackett Hardware Company, Inc. The pro-forma consolidated financial statements presented are not necessarily indicative of that which would have been attained had the transaction occurred at an earlier date.

     The Acquisition will be accounted for under the Acquisition Method of Accounting. The total purchase cost of $6,000,000 will be allocated to the tangible and intangible assets and liabilities of Patrick Hackett Hardware Company, Inc. based upon their respective fair values. Such allocation will be made based upon valuations and other studies that have not been finalized. Accordingly, the allocations of the purchase cost included in the pro-forma statements are preliminary. The final values will differ from those set forth in the historical financial statements of Patrick Hackett Hardware Company, Inc.

     On October 23, 2007, Seaway Valley Capital Corporation acquired all of the capital stock of WiseBuys Stores, Inc. and repaid certain stockholder debentures in exchange for 1,458,236 shares of Series C Convertible Preferred Stock. The shares are convertible into shares of common stock of Seaway Valley Capital Corporation. This transaction was accounted for as a reverse acquisition and Seaway Valley Capital Corporation's name and fiscal year were retained.

     On November 7, 2007, WiseBuys Stores, Inc. purchased all of the outstanding stock of Patrick Hackett Hardware Company, Inc. Cash of $1,500,000 was disbursed at closing and a series of notes maturing at various dates ranging from 270 days to 8 years in the amount of $4,500,000, were also issued. These notes bear interest at 8%. In addition, outstanding debt of Patrick Hackett Hardware
Company, Inc. of approximately $500,000 was repaid and the interest rate on certain existing debt assumed was increased from 8% to 12% per annum.

                        SEAWAY VALLEY CAPITAL CORPORATION
                      PRO-FORMA CONSOLIDATED BALANCE SHEETS
                             AS OF SEPTEMBER 30 2007
                                   (UNAUDITED)

                                                                                   Adjustment
                                                    Seaway Valley    WiseBuys          for
                                                     Capital Corp.  Stores, Inc.  Reverse Merger
                                                     ------------------------------------------
                      Assets
Current assets:
   Cash and cash equivalents ...................   $      --      $   869,312    $      --
   Accounts receivable .........................          --           15,661           --
   Inventories .................................          --        1,356,386           --
   Marketable securities - Available for sale ..          --          913,912           --
   Deposit on investments ......................       500,000           --             --
   Prepaid expenses ............................          --           26,336           --
   Deferred taxes ..............................          --            5,300           --
   Refundable income taxes .....................          --           86,685           --
                                                   -----------    -----------    -----------
       Total current assets ....................       500,000      3,273,592           --
Property, plant and equipment,
   less accumulated depreciation ...............          --          451,600           --
Deferred Taxes .................................          --          767,775           --
Other assets ...................................          --          227,086           --
Goodwill .......................................          --             --             --
                                                   -----------    -----------    -----------
                                                   $   500,000    $ 4,720,053    $      --
                                                   ===========    ===========    ===========
       Liabilities and Stockholders' Equity

Current liabilities:
   Cash overdraft ..............................   $      --      $      --      $      --
   Accounts payable ............................          --          518,302           --
   Accrued liabilities .........................        26,125        138,100           --
   Current portion of long-term debt ...........          --          176,581           --
   Outstanding gift certificates and cards .....          --             --             --
   Floor plan liability ........................          --             --             --
   Obligation under interest rate swap .........          --             --             --
   Notes payable - Stockholders ................          --             --             --
   Line of credit ..............................          --             --             --
   Derivative liability - Convertible debentures       276,488           --             --
                                                   -----------    -----------    -----------
       Total current liabilities ...............       302,613        832,983           --
                                                   -----------    -----------    -----------
Other liabilities ..............................          --             --             --
                                                   -----------    -----------    -----------
Long-term debt .................................          --          505,627           --
                                                   -----------    -----------    -----------
Debenture issued to stockholder ................          --        1,767,671     (1,267,671)
                                                   -----------    -----------    -----------
Convertible debenture payable ..................       964,393           --             --
                                                   -----------    -----------    -----------
Deferred income taxes ..........................          --             --             --
                                                   -----------    -----------    -----------
Preferred Stock ................................          --        2,770,516     (2,770,516)
                                                   -----------    -----------    -----------
Stockholders' equity:
   Series B - Preferred Stock ..................             8           --             --
   Series C - Preferred Stock ..................          --             --        3,226,255
   Common stock ................................        63,251         18,333        (18,333)
   Additional paid in capital ..................     4,229,559           --       (4,229,559)
   Retained earnings ...........................    (5,059,824)      (679,542)     5,059,824
   Accumulated other comprehensive loss ........          --             --             --

   Unrealized gain (loss) from securities (net)           --         (495,535)          --
                                                   -----------    -----------    -----------
                                                      (767,006)    (1,156,744)     4,038,187
                                                   -----------    -----------    -----------
                                                   $   500,000    $ 4,720,053    $      --
                                                   ===========    ===========    ===========

                        SEAWAY VALLEY CAPITAL CORPORATION
                      PRO-FORMA CONSOLIDATED BALANCE SHEETS
                             AS OF SEPTEMBER 30 2007
                                   (UNAUDITED)

  Consolidated         Patrick Hackett              Pro-Forma             Pro-Forma
  Seaway Valley           Hardware           Adjustments for            Seaway Valley
  Capital Corp.         Company, Inc.        the Acquisition              Capital Corp.
------------------------------------------------------------------------------------------
$        869,312      $         26,400      $             -       $             -
                                                    (504,109) (i)               -
                                                    (586,088) (f)         (194,485)
          15,661               216,113                    -                231,774
       1,356,386             5,679,720                    -              7,036,106
         913,912                    -               (913,912) (f)               -
         500,000                    -                     -                500,000
          26,336                28,597                    -                 54,933
           5,300               191,934              (123,582) (a)           73,652
          86,685               205,213                    -                291,898
----------------      ----------------      ----------------      ----------------
       3,773,592             6,347,977            (2,127,691)            7,993,878
         451,600             3,242,996             1,438,246  (b)        5,132,842
         767,775                    -               (342,000) (g)          425,775
         227,086               379,569                    -                606,655
              -                     -              3,723,850  (e)        3,723,850
----------------      ----------------      ----------------      ----------------
$      5,220,053      $      9,970,542      $      2,692,405      $     17,883,000
================      ================      ================      ================


$             -       $        310,203      $             -       $        310,203
         518,302             2,336,184                    -              2,854,486
         164,225               264,477                    -                428,702
         176,581             1,854,424             1,500,000  (h)        3,531,005
              -                 79,179                    -                 79,179
              -                304,226                    -                304,226
              -                 13,671                    -                 13,671
              -                260,000                    -                260,000
              -                925,000                    -                925,000
         276,488                    -                     -                276,488
----------------      ----------------      ----------------      ----------------
       1,135,596             6,347,364             1,500,000             8,982,960
----------------      ----------------      ----------------      ----------------
              -                     -                 96,259  (c)           96,259
----------------      ----------------      ----------------      ----------------
         505,627             1,939,333             3,000,000  (h)        4,940,851
----------------      ----------------      ----------------      ----------------
                      -                             (504,109) (i)               -
                                            ----------------      ----------------
         500,000                    -                     -                500,000
----------------      ----------------      ----------------      ----------------
         964,393                    -                     -                964,393
----------------      ----------------      ----------------      ----------------
              -                 48,000               121,800  (a)               -
----------------      ----------------      ----------------      ----------------
                                                     456,300               626,100
                                            ----------------      ----------------
              -                     -                     -   (d)               -
----------------      ----------------      ----------------      ----------------
               8                    -                     -                      8
       3,226,255                    -                     -              3,226,255
          63,251                 9,600                (9,600) (k)           63,251
              -                 94,900               (94,900) (k)               -
        (679,542)            1,531,345            (1,531,345) (k)               -
              -                     -               (837,535) (g)       (1,517,077)
                                                          -
        (495,535)                   -                495,535  (g)               -
----------------      ----------------      ----------------      ----------------
       2,114,437             1,635,845            (1,977,845)            1,772,437
----------------      ----------------      ----------------      ----------------
$      5,220,053      $      9,970,542      $      2,692,405      $     17,883,000
================      ================      ================      ================

                      SEAWAY VALLEY CAPITAL CORPORATION
                  NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2007
                                   (UNAUDITED)

1.   The  adjustment  to reflect the  reverse  merger of Seaway  Valley  Capital
     Corporation and WiseBuys Stores,  Inc.  consists of the issuance of Class C
     Convertible Shares by Seaway Valley Capital Corporation for all of the outstanding preferred and common stock of WiseBuys Stores, Inc. The transaction has been valued at the net tangible assets of Seaway Valley
     Capital Corporation and no goodwill was recognized on the transaction.

Net book value of Seaway Valley Capital Corporation at date of merger    $      --     $  (767,006)
Net book value of WiseBuys Stores, Inc. common and preferred stock and stockholder debentures:
  Common .............................................................        18,333          --
  Preferred ..........................................................     2,770,516          --
  Stockholder debentures .............................................     1,267,671     4,056,520
                                                                         -----------   -----------
                                                                                --       3,289,514
Less - Series B preferred and common stock of
  Seaway Valley Capital Corporation ..................................          --          63,259
Value of Series C preferred stock issued
                                                                                --     $ 3,226,255
                                                                         ===========   ===========


2. The Acquisition will be accounted for as an acquisition and, therefore, an allocation of purchase price to the assets and liabilities of Patrick
     Hackett Hardware Company, Inc., based upon their respective fair values is required. The allocation of purchase price has not been finalized and the pro-forma balance sheet reflects certain preliminary allocations. The purchase price, historical book value and adjustments to book value, which serve as a basis for the pro-forma adjustments are summarized as follows:

Purchase price:
  Cash paid at closing ..............................................   $ 1,500,000
  Issuance of 8% notes payable ......................................     4,500,000
                                                                        -----------
                                                                        $ 6,000,000
Net assets acquired:
  Historical book value at September 30, 2007 .......................   $ 1,635,845
Adjustments to book value to reflect estimated fair values:
  Deferred tax assets ...............................................      (245,382)(a)
  Fixed assets ......................................................     1,438,246 (b)
  Post retirement benefits ..........................................       (96,259)(c)
  Deferred tax liability ............................................      (456,300)(d)
                                                                        -----------

                                                                          2,276,150
Unallocated excess of purchase price over cost of net assets acquired     3,723,850 (e)
                                                                        -----------
       Total purchase price .........................................   $ 6,000,000
                                                                        ===========

     The following assumptions were made in the above pro-forma consolidated balance sheet and pro-forma preliminary allocations:

(a) Represents a reduction of the deferred tax asset related to net operating loss carryforwards due to limitation on the use of the carryforward with the change in control.

(b) Represents an estimate of the excess of the fair value of property, plant and equipment over the net book value; mainly land and buildings.

(c) Represents the adjustment to record a post retirement obligation pursuant to the purchase agreement.

(d) Represents the deferred tax effect of recording the excess of fair value over the net book value of property, plant and equipment and the deferred tax effect of recording the post retirement liability.

(e) Represents the unallocated excess of the purchase price over the cost of assets acquired. No preliminary allocation of this amount has been made to any intangible assets; therefore, the entire amount is shown as goodwill.

(f)  Represents the cash payment of $1,500,000 at the closing:

Marketable securities   $  913,912
Cash ................      586,088
                        ----------
                        $1,500,000

(g) Represents the recognition of the unrealized loss on the sale of marketable securities as described in (f).

(h) Represents the issuance of promissory notes to fund remaining purchase price of $4,500,000.

Notes due within one year   $1,500,000
Notes due after one year     3,000,000
                            ----------
                            $4,500,000

(i) Represents the repayment of certain indebtness of Patrick Hackett Hardware Company, Inc. as part of the Acquisition.

(j) Represent the elimination of common stock and retained earnings of Patrick Hackett Hardware Company, Inc.

                        SEAWAY VALLEY CAPITAL CORPORATION
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2006
                                   (UNAUDITED)

                                                                                         Patrick Hackett
                                                         Seaway Valley     WiseBuys         Hardware
                                                         Capital Corp.    Stores, Inc.    Company, Inc.
                                                        ----------------------------------------------

Net sales ............................................   $       --      $  5,469,573    $ 13,108,325
Cost of sales ........................................           --         4,131,815       8,275,817
                                                         ------------    ------------    ------------
       Gross margin ..................................           --         1,337,758       4,832,508

Selling, general and administrative expenses .........        888,841       3,410,956       4,654,846
                                                         ------------    ------------    ------------


    Income (loss) before other income expense ........       (888,841)     (2,073,198)        177,662
                                                         ------------    ------------    ------------

Other income (expense):
   Licensing fees ....................................           --           682,438            --
   Forgiveness of the registration rights penalty
                                                              480,290            --              --
   Interest expense ..................................       (171,094)        (74,655)       (302,895)



   Interest income ...................................           --            28,111            --
   Sale of securities (net) ..........................           --         1,992,359            --
   Other income ......................................           --            40,729         108,683
   Unrealized gain on derivative instrument ..........        801,220            --              --
                                                         ------------    ------------    ------------

                                                            1,110,416       2,668,982        (194,212)
                                                         ------------    ------------    ------------

       Income (loss) before provision for income taxes        221,575         595,784         (16,550)
                                                         ------------    ------------    ------------

Benefit from (provision for) income taxes:
   Federal ...........................................           --              --            23,965
   State .............................................           --           (85,936)           --
   Deferred ..........................................           --           203,217         (49,065)
                                                         ------------    ------------    ------------
                                                                 --           117,281         (25,100)
                                                         ------------    ------------    ------------

       Net income (loss) .............................   $    221,575    $    478,503    $      8,550
                                                         ============    ============    ============

Basic income per share .............................              0.02

Diluted income per share ...........................              0.02

Weighted average shares of common stock outstanding:
  Basic ............................................         9,715,006
  Diluted ..........................................         9,715,006

                        SEAWAY VALLEY CAPITAL CORPORATION
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2006
                                   (UNAUDITED)

   Pro-Forma         Pro-Forma
 Adjustments for    Seaway Valley
 the Acquisition    Capital Corp.
-------------------------------
$        --      $  18,577,898
         --         12,407,632
 -------------    -------------
         --          6,170,266

       35,956(a)           --

        3,809(c)     8,994,408
 -------------    -------------
      (39,765)      (2,824,142)
-------------    -------------


         --            682,438
         --            480,290
     (395,300)(b)          --
         --           (943,944)
         --             28,111
         --          1,992,359
         --            149,412
         --            801,220
-------------    -------------

     (395,300)       3,189,886
-------------    -------------

     (435,065)         365,744
-------------    -------------


      (23,965)(d)         --
         --            (85,936)
       49,065(d)       203,217
-------------    -------------
       25,100          117,281
-------------    -------------
$    (460,165)   $     248,463
=============    =============

         --              0.03

         --              0.00




         --          9,715,006
         --        284,206,488

                       SEAWAY VALLEY CAPITAL CORPORATION
               NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF INCOME
                       FISCAL YEAR ENDED DECEMBER 31, 2006
                                   (UNAUDITED)

1. Explanation of the Acquisition adjustments are as follows:

(a) Reflects the adjustment to depreciation expense for establishment of new useful lives and depreciation basis as a result of the Acquisition.

(b)    Reflects the following adjustments:

       Decrease in interest expense due to debt repaid          $    (32,491)
       Increase in interest expense due to issuance of 8%
        convertible debenture                                         40,000
       Increase in interest expense due to issuance of
        promissory notes                                             350,000
       Increase in interest expense on demand notes due
        to increase in interest rate pursuant
        to the purchase agreement                                     37,791
                                                                ------------
                                                                $    395,300

(c)      Reflects the postretirement benefit obligation expense for the period.

(d) Reflects the income tax effects of the pro-forma adjustments using tax rates in effect for the periods presented.

2. The historical and pro-forma net income (loss) per share is based upon the weighted average shares outstanding. The stock to be issued upon conversion of the debenture and the common shares issued upon the conversion of the convertible Series C preferred stock are included in the computation of weighted shares outstanding for purposes of computing diluted net income (loss) per share.


                        SEAWAY VALLEY CAPITAL CORPORATION
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
                                   (UNAUDITED)

                                                                                      Patrick Hackett
                                                         Seaway Valley    WiseBuys     Hardware
                                                          Capital Corp.  Stores, Inc.  Company, Inc.
                                                         -------------------------------------------
Net sales ............................................   $      --      $ 2,716,163    $ 9,844,186
Cost of sales ........................................          --        1,673,372      6,244,427
                                                         -----------    -----------    -----------
       Gross margin ..................................          --        1,042,791      3,599,759

Share based compensation .............................     2,036,707           --             --
Selling, general and administrative expenses
                                                                --        2,229,946      4,124,014
                                                         -----------    -----------    -----------
       Income (loss) before other income expense .....    (2,036,704)    (1,187,155)      (524,255)
                                                         -----------    -----------    -----------
Other income (expense):
   Licensing fees ....................................          --          435,910           --
   Interest expense ..................................      (289,159)       (50,974)      (278,873)

   Interest income ...................................          --           12,631           --
   Sale of securities (net) ..........................          --          332,383           --
   Other income ......................................         5,976         62,243        143,952
   Unrealized gain on derivative instrument ..........       313,876           --             --
                                                         -----------    -----------    -----------
                                                              30,693        792,193       (134,921)
                                                         -----------    -----------    -----------
       Income (loss) before provision for income taxes    (2,006,011)      (394,962)      (659,176)
                                                         -----------    -----------    -----------
Benefit from (provision for) income taxes:
   Federal ...........................................          --             --             --
   State .............................................          --             --             --
   Deferred ..........................................          --         (157,900)      (238,300)
                                                         -----------    -----------    -----------
                                                                --         (157,900)      (238,300)
                                                         -----------    -----------    -----------

       Net income (loss) from continuing operations ..   $(2,006,011)   $  (237,062)   $  (420,876)
                                                         ===========    ===========    ===========

       Basic and diluted income (loss) per share              (0.01)

       Weighted average shares of common stock
        outstanding basis and diluted                   291,214,058

                        SEAWAY VALLEY CAPITAL CORPORATION
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
                                   (UNAUDITED)

      Pro-Forma                  Pro-Forma
   Adjustments for             Seaway Valley
   the Acquisition             Capital Corp.
-----------------------------------------------
$        --                   $  12,560,349
         --                       7,917,799
-------------                 -------------

         --                       4,642,550


       26,967 (a)                 2,036,704
        3,327 (c)                 6,384,254
-------------                 -------------

      (30,294)                   (3,778,408)
-------------                 -------------

         --                         435,910
     (244,643)(b)                      --

         --                        (863,649)
         --                          12,631
         --                         332,383
         --                         212,171
         --                         313,876
-------------                 -------------
     (244,643)                      443,322
-------------                 -------------
     (274,937)                   (3,335,086)
-------------                 -------------
      336,752 (d)                      --
-------------                 -------------
      336,752                          --
-------------                 -------------
$    (611,689)                $  (3,335,086)
=============                 =============
                                      (0.01)

                                291,214,058

                        SEAWAY VALLEY CAPITAL CORPORATION
               NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 2007
                                   (UNAUDITED)

1. Explanation of the Acquisition adjustments are as follows:

(a) Reflects the adjustment to depreciation expense for establishment of new useful lives and depreciation basis as a result of the Acquisition.

(b)  Reflects the following adjustments:

     Decrease in interest expense due to debt repaid             $  (23,700)
     Increase in interest expense due to issuance of 8%
      convertible debenture                                          30,000
     Increase in interest expense due to issuance of
      promissory notes                                              210,000
     Increase in interest expense on demand notes due
       to increase in interest rate pursuant to
       the purchase agreement                                        28,343
                                                                  ----------

                                                                  $ 244,643



(c)      Reflects the postretirement benefit obligation expense for the period.

(d) Reflects the income tax effects of the pro-forma adjustments using tax rates in effect for the periods presented.

2. The historical and pro-forma net income (loss) per share is based upon weighted average outstanding shares of 291,214,058. The convertible debentures and convertible preferred stock are not included in the computation of basic or fully diluted net income (loss) per share because they are anti-dilutive.